UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 7, 2009

HARRIS CORPORATION
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-3863	34-0276860
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1025 West NASA Blvd., Melbourne, Florida		32919
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(321) 727-9100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.06 Material Impairments.

On January 7, 2009, Harris Stratex Networks, Inc. ("Harris Stratex Networks"), a majority-owned subsidiary of Harris Corporation ("Harris" or the "Company"), determined that based on the current global economic environment and the decline of the market capitalization of Harris Stratex Networks, it is likely that the fair value of one or more of Harris Stratex Networks’ reporting units has been reduced below its carrying value. As a result, Harris Stratex Networks has commenced an interim review of goodwill and other indefinite-lived assets for impairment and expects to record a non-cash charge to write down a significant portion of these assets as of the end of its fiscal quarter ended January 2, 2009. The balance of goodwill and other indefinite-lived intangible assets reflected on the balance sheet of Harris Stratex Networks as of September 28, 2008 was $316 million, and relates primarily to the goodwill recorded in connection with the combination of Stratex Networks, Inc. and the Microwave Communications Division of the Company in January 2007.

Though the goodwill impairment testing is not yet completed, it is the view of Harris Stratex Networks’ management that a significant portion of the $316 million of goodwill and other indefinite-lived assets on Harris Stratex Networks’ balance sheet will be impaired as of the end of its fiscal quarter ended January 2, 2009. The Company has also commenced an interim impairment review of the goodwill and other indefinite-lived assets of its Harris Stratex Networks segment and concurs with the preliminary findings of Harris Stratex Networks.

As of the time of this filing, the impairment review has not been completed, and therefore the Company is unable in good faith to make a determination of an estimate of the amount or range of amounts of the impairment charge. The Company will disclose such an estimate in a future filing with the Securities and Exchange Commission. Such impairment of goodwill and other indefinite-lived assets of the Company’s Harris Stratex Networks segment will be included in the Company’s consolidated financial results as of and for the fiscal quarter ended January 2, 2009, with an elimination of the minority interest. Neither the Company nor Harris Stratex Networks will be required to make any current or future cash expenditures as a result of these impairments.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARRIS CORPORATION

January 7, 2009	By:	/s/ Gary L. McArthur

Name: Gary L. McArthur
Title: Senior Vice President and Chief Financial Officer